                                                                    EXHIBIT 10.4

                                ESCROW AGREEMENT

Wells Fargo Bank Iowa, National Association
666 Walnut N8200-034
Corporate Trust Services, PFG
Des Moines, IA  50309

         Re:      Behringer Harvard REIT I, Inc.

Ladies and Gentlemen:

BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the "Company"), will issue in a public offering (the "Offering") shares of its common stock (the "Stock") pursuant to a Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission. Behringer Securities LP, a Texas limited partnership (the "Dealer Manager"), will act as dealer manager for the offering of the Stock. The Company is entering into this agreement to set forth the terms on which Wells Fargo Bank Iowa, National Association (the "Escrow Agent"), will hold and disburse the proceeds from subscriptions for the purchase of the Stock in the Offering until such time as: (i) in the case of subscriptions received from all nonaffiliates of the Company, the Company has received subscriptions for Stock resulting in total minimum capital raised of $2,500,000 (the "Required Capital"); and (ii) in the case of subscriptions received from residents of Pennsylvania ("Pennsylvania Subscribers") and residents of Nebraska ("Nebraska Subscribers"), the Company has received subscriptions for Stock from nonaffiliates of the Company resulting in total minimum capital raised of $44,000,000 (the "Pennsylvania/Nebraska Required Capital").

The Company hereby appoints Wells Fargo Bank Iowa, National Association as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:

1. Persons subscribing to purchase the Stock (the "Subscribers") will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter "instruments of payment") payable to the order of "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." Any checks, drafts or money orders received made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer who submitted the check, draft or money order. Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager will (a) send to the Escrow Agent: each Subscriber's name, address, executed IRS Form W-9, number of shares purchased, and purchase price remitted, and (b) deposit the instruments of payment from such Subscribers (the "Subscription Materials"), into an interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF BEHRINGER HARVARD REIT I, INC." (the "Escrow Account"), which deposit shall occur within one (1) business day after the Dealer Manger's receipt of all the Subscription Materials, until such Escrow Account has closed pursuant to paragraph 3(a) hereof. Instruments of payment received from Pennsylvania Subscribers and Nebraska Subscribers (as identified as such by the Company) shall be accounted for separately in a subaccount entitled "ESCROW ACCOUNT FOR THE BENEFIT OF PENNSYLVANIA AND NEBRASKA SUBSCRIBERS" (the "Pennsylvania/Nebraska Escrow Account"), until such Pennsylvania/Nebraska Escrow Account has closed pursuant to paragraph 3(a) hereof. The Director of Banking and Finance of the State of Nebraska shall have the right to inspect and make copies of the records of the Escrow Agent relating to the Pennsylvania/Nebraska Escrow Account at any reasonable time wherever the records are located. Both the Escrow Account and the Pennsylvania/Nebraska Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the applicable Escrow Account or Pennsylvania/Nebraska Escrow Account. Deposits shall be held in the Escrow Account or the Pennsylvania/Nebraska Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. Prior to disbursement of the funds deposited in the Escrow Account or the Pennsylvania/Nebraska Escrow Account, such funds shall not be subject to claims by creditors of the Company or the Dealer Manager or any their affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account or the Pennsylvania/Nebraska Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment.

3.       (a)      Subject to the provisions of subparagraphs 3(b)-3(f) below:

                  (i) once the aggregate of all collected funds in the Escrow Account and Pennsylvania/Nebraska Escrow Account is an amount equal to or greater than the Required Capital, the Escrow Agent shall promptly notify the Company and, upon receiving written instruction from the Company, (A) disburse to the Company, by check, ACH or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or a cash equivalent. After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the Stock that are not to be deposited in the Pennsylvania/Nebraska Escrow Account to be deposited therein until the Company informs the Escrow Agent in writing to close the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers and Nebraska Subscribers shall be forwarded directly to the Company.

                  (ii) regardless of any closing of the Escrow Account, the Company and the Dealer Manager shall continue to forward instruments of payment and Subscription Materials received from Pennsylvania Subscribers for deposit into the Pennsylvania/Nebraska Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Pennsylvania/Nebraska Escrow Account) equal or exceed the Pennsylvania/Nebraska Required Capital. Upon receipt of a written notice from the Company that total subscription proceeds (including the amount then in the Pennsylvania/Nebraska Escrow Account) equaling or exceeding the Pennsylvania/Nebraska Required Capital have been received in collected funds, the Escrow Agent shall promptly notify the Company and provide to the Director of Banking and Finance of the State of Nebraska an affidavit which states that all of the conditions of this Agreement relating to the Pennsylvania/Nebraska Escrow Account have been met (the "Escrow Agent Affidavit"). Upon receipt of such notice, the Company shall provide the Director of Banking and Finance of the State of Nebraska an affidavit which states that there have been no material omissions or changes in the financial condition of the Company or other changes of circumstance, that would render the Pennsylvania/Nebraska Required Capital inadequate to finance the Company's proposed plan of operations or business, or render the representations in the Company's registration statement, as amended through such time, fraudulent, false or misleading (the "Company Affidavit"). Five days after the Escrow Agent Affidavit and the Company Affidavit have been provided to the Director of Banking and Finance of the State of Nebraska, the Escrow Agent shall (A) disburse to the Company, by check, ACH or wire transfer, the funds then in the Pennsylvania/Nebraska Escrow Account representing the gross purchase price for the Stock, and (B) disburse to the Pennsylvania Subscribers, the Nebraska Subscribers or the Company, as applicable, any interest thereon pursuant to the provisions of subparagraph 3(f). Following such disbursements, the Escrow Agent shall close the Pennsylvania/Nebraska Escrow Account, and thereafter any Subscription Materials and instruments of payment received by the Escrow Agent from Pennsylvania Subscribers and Nebraska Subscribers shall be deposited directly to the Escrow Account (or to the Company, if it has closed the Escrow Account, as instructed in writing by the Company).


         (b)      At the close of business on February 19, 2004 (the
         "Expiration Date") the Escrow Agent shall promptly notify the Company if it is not in receipt of evidence of Subscription Materials accepted on or before the Expiration Date, and instruments of payment dated not later than that the Expiration Date, for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified the Escrow Agent are affiliated with the Company). In the event the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Company shall provide the Escrow Agent an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after such notice. On the tenth (10th) day following the receipt of such notice, the Escrow Agent shall promptly return directly to each Subscriber the collected funds deposited in the Escrow Account and the Pennsylvania/Nebraska Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c)), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company. In the event an executed IRS Form W-9 is not received for each Subscriber within ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected.


         (c) Notwithstanding subparagraphs 3(a) and 3(b) above, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the "Initial Escrow Period"), and instruments of payment dated not later than that date, for the purchase of Stock providing for total purchase proceeds from all nonaffiliated sources that equal or exceed the Pennsylvania/Nebraska Required Capital, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Subscriber and Nebraska Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow period a notification in the form of Exhibit A. If, pursuant to such notification, a Pennsylvania Subscriber or a Nebraska Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the "Request Period") and the Escrow Agent is not in possession of an executed IRS form W-9, the Company shall provide the Escrow Agent with an executed IRS Form W-9 from each such

         Pennsylvania Subscriber or Nebraska Subscriber, as the case may be, within ten (10) calendar days after receiving notice from such Pennsylvania Subscriber or Nebraska Subscriber. The Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber or Nebraska Subscriber, as the case may be, the collected funds deposited in the Pennsylvania/Nebraska Escrow Account on behalf of such Pennsylvania Subscriber or Nebraska Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company, together with interest income in the amounts calculated pursuant to paragraph 7. If an executed IRS Form W-9 is not received for such Pennsylvania Subscriber or Nebraska Subscriber within ten (10) calendar days, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber or Nebraska Subscriber, as the case may be, in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Subscriber or Nebraska Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the Escrow Agent.

         (d) The subscription funds of Pennsylvania Subscribers and Nebraska Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Pennsylvania/Nebraska Escrow Account for successive 120-day escrow periods (a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Stock with total purchase proceeds that equal or exceed the Pennsylvania/Nebraska Required Capital and the disbursement of the Pennsylvania/Nebraska Escrow Account on the terms specified herein, or
         (iii) all funds held in the Pennsylvania/Nebraska Escrow Account having been returned to the Pennsylvania Subscribers and Nebraska Subscribers in accordance with the provisions hereof.

         (e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber's check to the rejected Subscriber after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

         (f) At any time after funds are disbursed upon the Company's acceptance of subscriptions pursuant to subparagraph 3(a) above on the tenth (10th) day following the date of such acceptance, the Escrow Agent shall promptly provide directly to each Subscriber the amount of the interest payable to the Subscribers; provided that the Escrow Agent is in possession of such Subscriber's executed IRS Form W-9. In the event the Escrow Agent is not in possession of an executed IRS Form W-9 from any Subscriber, the Company shall provide the Escrow Agent with an executed IRS Form W-9 from such Subscriber within ten (10) calendar days after acceptance of such subscription. In the event an executed IRS Form W-9 is not received for each Subscriber within such period, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding thirty percent (30%) of any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until funds represented by such payments have been collected by the Escrow Agent. The forgoing notwithstanding, interest, if any, earned on accepted subscription proceeds will be payable to a Subscriber only if the Subscriber's funds have been held in escrow by the Escrow Agent for at least 35 days; interest, if any, earned on accepted subscription proceeds of Subscribers' funds held less than 35 days will be payable to the Company.

         In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account or the Pennsylvania/Nebraska Escrow Account, as applicable, in accordance with paragraph 2 hereof.

4. The Escrow Agent shall report to the Company weekly on the account balances in the Escrow Account and the Pennsylvania/Nebraska Escrow Account and the activity in each account since the last report.

5. Prior to the disbursement of funds deposited in the Escrow Account or the Pennsylvania/Nebraska Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account and the Pennsylvania/Nebraska Escrow Account, as applicable, in the "Short-Term Investments" specified below, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates.

         "Short-Term Investments" include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit B hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.

The following securities are not permissible investments:

         (a)      money market mutual funds;

         (b)      corporate equity or debt securities;

         (c)      repurchase agreements;

         (d)      bankers' acceptances;

         (e)      commercial paper; and

         (f)      municipal securities.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

6. The Escrow Agent is entitled to rely upon written instructions received from the Company, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent's opinion, any instructions from the Company are unclear, the Escrow Agent may request clarification from the Company prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company's legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company.

7. If the Offering terminates prior to receipt of the Required Capital or one or more Pennsylvania Subscribers or Nebraska Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income"), the Pennsylvania/Nebraska Escrow Account (the "Pennsylvania/Nebraska Escrow Income") shall be remitted to Subscribers, or to the Company if the applicable Subscriber's funds have been held in escrow by the Escrow Agent for less than 35 days, in accordance with paragraph 3 and without any deductions for escrow expenses. For each such Subscriber who has invested funds that have been held in escrow by the Escrow Agent for at least 35 days, such Subscriber's pro rata portion of Escrow Income or Pennsylvania/Nebraska Escrow Income, as applicable, shall be determined as follows: the total amount of Escrow Income (or Pennsylvania/Nebraska Escrow Income, as appropriate) minus interest earned on accepted subscription proceeds held by the Escrow Agent for less than 35 days shall be multiplied by a fraction, (i) the numerator of which is determined by multiplying the number of shares of Stock purchased by said Subscriber times the number of days said Subscriber's proceeds are held in the Escrow Account or the Pennsylvania/Nebraska Escrow Account, as applicable, prior to the date of disbursement, and (ii) the denominator of which is the total of the numerators for all Subscribers in such account who have invested funds that have been held in escrow by the Escrow Agent for at least 35 days. The Company shall reimburse the Escrow Agent for all escrow expenses. The Escrow Agent shall remit all such Escrow Income and Pennsylvania/Nebraska Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after receiving the Required Capital then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3(f).

8. The Escrow Agent shall receive compensation from the Company as set forth in Exhibit C attached hereto.

9. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful misconduct, breach of trust, or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of the Escrow Agent's counsel given with respect to any questions relating to the Escrow Agent duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

10. The Company hereby agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on or incurred by the Escrow Agent in connection with acceptance of appointment as the Escrow Agent hereunder, or the performance of the duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities, and expenses result from willful misconduct, breach of trust, or gross negligence.

11. In the event of a dispute between the parties hereto sufficient in the Escrow Agent's discretion to justify doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as deemed appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to the duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.

12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

         (a)      if to the Company:

                  Behringer Harvard REIT I, Inc.
                  1323 North Stemmons Freeway, Suite 210
                  Dallas, Texas 75207
                  Fax: (214) 655-1610
                  Attention: President and Chief Executive Officer

         (b)      if to the Dealer Manager:

                  Behringer Securities LP
                  1323 North Stemmons Freeway, Suite 202
                  Dallas, Texas 75207
                  Fax: (214) 655-6801
                  Attention: Chief Operating Officer of Harvard Property Trust, LLC, General Partner

         (c)      if to the Escrow Agent:

                  Wells Fargo Bank Iowa, National Association
                  666 Walnut
                  N8200-034
                  Corporate Trust Services, PFG
                  Des Moines, IA 50309
                  Fax: (515) 245-3337
                  Attention: M.J. Dolan

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13. This Agreement shall be governed by the laws of the State of Texas as to both interpretation and performance without regard to the conflict of laws rules thereof.

14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

15. The Company and the Dealer Manager hereby acknowledge that Wells Fargo Bank Iowa, National Association is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Stock or the Company, nor shall they use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that is has agreed to serve as Escrow Agent for the limited purposes herein set forth.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. Except as otherwise required for subscription funds received from Pennsylvania Subscribers and Nebraska Subscribers as provided herein, in the event that the Dealer Manager receives instruments of payment after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, the Escrow Agent is hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of said funds into a deposit account or to forward such funds directly to the Company, in either case directed by the Company shall be a full acquittance to the Escrow Agent, who shall not be responsible for the application of said funds thereafter.

18. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

19. Indemnification provisions set forth herein shall survive the termination of this Agreement.

20. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

21. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account and the Pennsylvania/Nebraska Escrow Account are distributed either (a) to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account and the Pennsylvania/Nebraska Escrow Account pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

22. The Escrow Agent has no responsibility for accepting, rejecting, or approving subscriptions. The Escrow Agent shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check prior to depositing the check in the Escrow Account or the Pennsylvania/Nebraska Escrow Account and shall inform the Company if a subscription check fails the OFAC search. The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent may perform such OFAC search.

23. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

25. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

                            [Signature page follows]

Agreed to as of the 12th day of February, 2003.


                                            BEHRINGER HARVARD REIT I, INC.


                                            By:_________________________________
                                               Robert M. Behringer, President


                                            BEHRINGER SECURITIES LP

                                            By: Harvard Property Trust, LLC
                                                Its General Partner


                                            By:_________________________________
                                               Gerald J. Reihsen, III
                                               Chief Operating Officer


The terms and conditions contained above are hereby accepted and agreed to by:

WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION, AS ESCROW AGENT


By:_____________________________________
Name:___________________________________
Title:__________________________________

                                    EXHIBIT A

      [Form of Notice to Pennsylvania Subscribers and Nebraska Subscribers]

You have tendered a subscription to purchase shares of common stock of Behringer Harvard REIT I, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $44,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania Subscribers may request that their subscription be returned. The Nebraska Securities Commission has imposed similar requirements on the Company with respect to subscriptions from Nebraska residents.

If you wish to continue your subscription in escrow until the Pennsylvania/Nebraska minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to the Escrow Agent, Wells Fargo Bank Iowa, National Association, at 666 Walnut N8200-034, Corporate Trust Services, PFG, Des Moines, Iowa 50309.

I hereby terminate my prior subscription to purchase shares of common stock of Behringer Harvard REIT I, Inc. and request the return of my subscription funds. I certify to Behringer Harvard REIT I, Inc. that I am a resident of either Pennsylvania or Nebraska.

                                      Signature:________________________________

                                      Name:     ________________________________
                                                     (please print)

                                      Date:     ________________________________

Please send the subscription refund to:

__________________________________
__________________________________
__________________________________
__________________________________

                                    EXHIBIT B

                         PERMISSIBLE ESCROW INVESTMENTS

(i) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress, or an investment fund consisting of such obligations;

(ii) obligations issued or guaranteed by any state or political subdivision thereof rated either: AA or higher or MIG 1 or higher, by Moody's Investors Service, Inc.; or AA or higher or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors;

(iii) commercial or finance paper which is rated either: Prime-1 or higher, or an equivalent by Moody's Investors Service, Inc.; or A-1 or higher or any equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; or

(iv) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States or any state.

                                    EXHIBIT C

                            ESCROW AGENT COMPENSATION


Assumptions



                         - Receipt by Wells Fargo of the
             electronic transmission of subscriber data in a format
                       compatible with Wells Fargo systems



              - WF does not handle subscription documents or checks



 - WF receives funds via deposit by issuer or its agent in the escrow account or ACH/wires representing subscription funds



                  - Transfer agent sends WF copy of OFAC check



                              - Investment of Funds



                               - Monthly reporting



ACCEPTANCE FEE:                                                        $1,000.00



For initial services including examination of the Escrow Agent Agreement and all supporting documents as well as database development. This is a one-time fee payable upon the execution of the Escrow Agent Agreement.



ANNUAL ADMINISTRATION FEE:                                             $3,000.00
<


This annual administration fee covers standard services required under the documents. Also includes periodic disbursements to company. An additional charge of $500 per subaccount will be billed for accounts opened in connection with certain state regulations (estimate of 2-3). Transaction charges noted below apply for certain responsibilities including payments to subscribers. This fee is payable upon the execution of the Escrow Agreement and annually thereafter for any 12-month period or portion thereof. This fee shall be reviewed at the end of the first year and may be renegotiated in accordance with new volume estimates.



TRANSACTION FEES:



Wire transfer of funds to investors                                                          $15.00 per item
Check transfer of funds to investors                                                         $15.00 per item
Receipt and posting of incoming wires                                                        No charge
Receipt and posting of incoming check                                                        No charge
Asset transactions (purchases/sales/calls/deposit/withdrawals, etc.)                         $25.00 per transaction
1099 INT Tax reporting                                                                       $25.00 per form
ACH transfer of funds                                                                        No charge
Electronic predetermined reports                                                             No charge
Interest calculations                                                                        No charge



EXTRAORDINARY SERVICES:



Additional reasonable compensation will be charged for extraordinary services based on the then current standard hourly charge. Extraordinary services include, but are not limited to, attending escrow closings, processing assignments of escrow interest, specialized reports (e.g., tax reporting other than 1099s), unusual certifications, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit draws, etc. You will be informed in advance of Wells Fargo's performance of services that are considered extraordinary.



Any overdrafts caused by failed or incomplete wires of funds or failed or incomplete securities deliveries will be reimbursable to Wells Fargo Bank at prime plus two percent (2%).

All out-of-pocket expenses incurred in the administration of the account, including, but not limited to, postage, telephone charges, insurance, photocopies, supplies, and legal fees with the exception of legal fees incurred at the inception of the account, will be billed to the customer at cost.



Billings over 30 days past due are subject to a 1.5% per month late payment penalty of the balance due.